                                                                   EXHIBIT 23.01



                        CONSENT OF INDEPENDENT AUDITORS



We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-4 and related Proxy Statement/Prospectus of Advanced Technology Materials, Inc. and ATMI Holdings, Inc. for the registration of 15,250,000 shares of ATMI Holdings, Inc. common stock and to the incorporation by reference therein of our report dated February 14, 1997, with respect to the consolidated financial statements and schedule of Advanced Technology Materials, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.

We also consent to the use of our report dated May 9, 1997, with respect to the combined financial statements of Advanced Delivery & Chemical Systems and Affiliates at December 31, 1995 and 1996 and for each of the two years in the period ended December 31, 1996 included in the Proxy Statement/Prospectus of Advanced Technology Materials, Inc. and ATMI Holdings, Inc.



                                    /s/ Ernst & Young LLP



Stamford, Connecticut
September 10, 1997